UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2009 (January 27, 2009)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-140887	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 27, 2009, Bryan A. Sinclair has been appointed the Chief Accounting Officer of Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”).  In connection with Mr. Sinclair’s appointment, Kimberly Arianpour has resigned as Chief Accounting Officer of the Registrant and will focus on her responsibilities as Chief Accounting Officer of other Behringer Harvard-sponsored programs.

In addition to serving as the Registrant’s Chief Accounting Officer, as of January 27, 2009, Mr. Sinclair is also Chief Accounting Officer of Behringer Harvard Opportunity REIT I, Inc., another Behringer Harvard-sponsored program.  Mr. Sinclair joined Behringer Harvard in June 2007 as Manager of SEC Reporting.  Prior to joining Behringer Harvard, Mr. Sinclair worked at Celanese Corporation (CE:NYSE) as Director-Global SOX Risk and Control from 2005 to 2007.  From 2002 to 2005, Mr. Sinclair served as Corporate Controller for Lone Star Technologies, Inc., a Dallas-based provider of oilfield tubulars and services.  From 1993 to 2002, Mr. Sinclair worked in the Dallas office of PricewaterhouseCoopers, the last three years serving as a manager in their audit/attestation practice.  Mr. Sinclair received a Bachelor of Sciences – Finance degree from Arizona State University and a Bachelor of Arts – Accounting degree from the University of Arizona.  Mr. Sinclair is a certified public accountant in the State of Texas.  Mr. Sinclair is 44 years old.

The appointment of Mr. Sinclair was not made pursuant to any arrangement or understanding between him and any other person.  The Registrant does not directly compensate its officers for services rendered to the Registrant.  Mr. Sinclair does not have any direct or indirect material interests in any transaction with the Registrant or in any currently proposed transaction to which the Registrant is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: January 28, 2009	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer